UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

AMSURG CORP.

(Exact name of registrant as specified in its charter)

Tennessee	62-1493316
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Burton Hills Boulevard
Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
5.250% Mandatory Convertible Preferred Stock, Series A-1	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-196966

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1. Description of Registrant’s Securities to Be Registered.

The description of the 5.250 % Mandatory Convertible Preferred Stock, Series A-1 (the “Mandatory Convertible Preferred Stock”), of AmSurg Corp., a Tennessee corporation (the “Company”), is incorporated by reference to the information set forth under the caption “Description of the Mandatory Convertible Preferred Stock” in the prospectus supplement dated June 26, 2014, filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2014, forming a part of the Registration Statement on Form S-3, as originally filed with the Commission on June 23, 2014 (Registration No. 333-196966), including exhibits, and as subsequently amended from time to time (the “Registration Statement”). In addition, all of the above-referenced descriptions included in any prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein. The Mandatory Convertible Preferred Stock is expected to be listed on the NASDAQ Global Select Market.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Second Amended and Restated Charter of AmSurg, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

3.2	Second Amended and Restated Bylaws of AmSurg, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, dated May 22, 2012)

3.3	Articles of Amendment to the Second Amended and Restated Charter with respect to the 5.250% Mandatory Convertible Preferred Stock, Series A-1 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated July 2, 2014)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10/A filed with the SEC on July 13, 2001)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 2, 2014	AMSURG CORP.

	By:	/s/ Kevin D. Eastridge
	Name:	Kevin D. Eastridge
	Title:	Senior Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Second Amended and Restated Charter of AmSurg, as amended (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012)

3.2	Second Amended and Restated Bylaws of AmSurg, as amended (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K, dated May 22, 2012)

3.3	Articles of Amendment to the Second Amended and Restated Charter with respect to the 5.250% Mandatory Convertible Preferred Stock, Series A-1 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, dated July 2, 2014)

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form 10/A filed with the SEC on July 13, 2001)